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                                                                    EXHIBIT 99.1

News Release


[NORTHFIELD LABORATORIES INC. LOGO]

NORTHFIELD LABORATORIES NAMES ALAN L. HELLER TO BOARD OF DIRECTORS

EVANSTON, Ill.--(BUSINESS WIRE)--Feb. 27, 2006--Northfield Laboratories Inc. (Nasdaq: NFLD) announced today the appointment of Alan L. Heller, a healthcare industry veteran, to its Board of Directors.

Mr. Heller has a long and distinguished career in the healthcare industry. Most recently he was President and Chief Executive Officer of American Pharmaceutical Partners, a company that develops, manufactures and markets branded and generic injectable pharmaceutical products and recently merged with American Bioscience Inc. Prior to APP, Mr. Heller was an investment advisor on life science transactions to One Equity Partners, a private equity arm of JP Morgan Chase/Bank One.

Previously, Mr. Heller served as Senior Vice President and President Global Renal operations at Baxter Healthcare Corporation, where he had responsibility for global operations of the Renal and Transfusion Therapies divisions as well as global manufacturing and the office of the Chief Scientific Officer.

Prior to joining Baxter, Mr. Heller spent 23 years at G.D. Searle. He served in a number of positions in general management, sales, marketing, business development and finance before being named Co-President and Chief Operating Officer, with responsibility for all commercial operations worldwide. Subsequent to Searle's acquisition by Pharmacia, Mr. Heller was Executive Vice President and President, Searle Operations, overseeing the Searle integration into Pharmacia, and also serving as a member of the Pharmacia Management Committee.

"We are delighted to welcome Al Heller to our Board. His extensive experience will be of great value to Northfield," said Steven A. Gould, M.D., Chairman and Chief Executive Officer.

About Northfield Laboratories

Northfield Laboratories Inc. is a leader in developing an oxygen-carrying resuscitative fluid, PolyHeme(R), for the treatment of urgent, large volume blood loss in trauma and resultant surgical settings. PolyHeme(R) is a solution of chemically modified human hemoglobin that requires no cross matching and is therefore compatible with all blood types. It has a shelf life in excess of 12 months. Enrollment is currently underway in a pivotal Phase III trial of PolyHeme(R) beginning in the pre-hospital setting. For further information, visit www.northfieldlabs.com.

This press release contains forward-looking statements concerning, among other things, Northfield's future business plans and strategies and clinical and regulatory developments affecting our PolyHeme(R) blood substitute product. These forward-looking statements are identified by the use of such terms as "intends," "expects," "plans," "estimates," "anticipates," "should," "believes" and similar terms. These forward-looking statements involve inherent risks and uncertainties. Our actual results may therefore differ materially from those predicted by the forward-looking statements because of various factors and possible events, including our ability to obtain FDA approval to market PolyHeme commercially, the availability of capital to finance our clinical trials and ongoing business operations, our ability to obtain adequate supplies of raw materials and to manufacture PolyHeme in commercial quantities, our ability to market PolyHeme successfully, the possibility that competitors will develop products that will render PolyHeme obsolete or non-competitive, our ability to protect our intellectual property rights, the possibility that we may be subject to product liability claims and other legal actions, our dependency on a limited number of key personnel, the uncertainty of third party reimbursement for our product and other risks and uncertainties described from time to time in our periodic reports filed with the Securities and Exchange Commission, including our most recently filed quarterly report on Form 10-Q and annual report on Form 10-K. These forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the time such statement is made. All subsequent written and oral forward-looking statements attributable to Northfield or any person acting on our behalf are qualified by this cautionary statement.

    CONTACT: Northfield Laboratories Inc.
             Sophia H. Twaddell, 847-864-3500
             stwaddell@northfieldlabs.com

    SOURCE:  Northfield Laboratories Inc.